EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT.  THE REDACTIONS ARE INDICATED WITH “*[Redacted]*”.  A COMPLETE VERSION OF THIS AGREEMENT AND EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

THIS THIRD AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT dated as of October 20, 2016 (this “Third Amendment”).

BY AND AMONG:

RGLD GOLD AG (f/k/a RGL ROYALTY AG), a Swiss Corporation

(the “Purchaser”),

THOMPSON CREEK METALS COMPANY INC., a corporation amalgamated under the laws of British Columbia by amalgamation of Terrane Metals Corp., Thompson Creek Mining Ltd., Endako Mine General Partner Corp., Mount Milligan General Partner Corp., Blue Pearl Mining Inc. and Thompson Creek Metals Company Inc.

(the “Vendor”),

- and -

ROYAL GOLD, INC., a corporation incorporated under the laws of the State of Delaware

(“Royal Gold”).

WITNESSES THAT:

WHEREAS, Terrane Metals Corp. (a predecessor of the Vendor), as vendor, the Purchaser, Thompson Creek Metals Company Inc. (a predecessor of the Vendor), as guarantor and Royal Gold, solely in respect of Article 10 and Sections 3.5, 11.2 and 17.3 thereof,are parties to that certain Amended and Restated Purchase and Sale Agreement dated as of December 14, 2011, as amended by the First Amendment to Amended and Restated Purchase and Sale Agreement, dated as of August 8, 2012, and the Second Amendment to Amended and Restated Purchase and Sale Agreement, dated as of December 11, 2014 (as amended prior to the date hereof, the “Existing Agreement”);

WHEREAS, pursuant to Section 17.6 of the Existing Agreement, the Existing Agreement may not be changed, amended or modified in any manner, except pursuant to an instrument in writing signed on behalf of each of the Parties thereto;

WHEREAS, an Affiliate of Centerra Gold Inc. (“Centerra”) has agreed to acquire all of the issued and outstanding shares of Thompson Creek pursuant to and in accordance with that certain arrangement agreement (the “Arrangement Agreement”) by and among such Affiliate of Centerra and Thompson Creek Metals Company Inc. (a predecessor of the Vendor), dated as of July 5, 2016 (the “Acquisition”);

WHEREAS, on October 18, 2016, Terrane Metals Corp. amalgamated with Thompson Creek Mining Ltd., Endako Mine General Partner Corp., Mount Milligan General Partner Corp., Blue Pearl Mining Inc. and Thompson Creek Metals Company Inc. and continued as the Vendor;

WHEREAS, immediately following the consummation of the Acquisition and the other terms and conditions set forth herein, the Parties desire to amend the Existing Agreement as set forth in this Third Amendment;

WHEREAS, subject to the consummation of the Acquisition, the Purchaser and The Bank of Nova Scotia have agreed to enter into an intercreditor agreement (the “New Intercreditor Agreement”) dated as of the date hereof;

WHEREAS, in connection with the Acquisition, Centerra B.C. Holdings Inc., The Bank of Nova Scotia,

as administrative agent, and the Lenders party thereto have entered into that certain credit agreement dated as of the date hereof (excluding any amendments thereto, the “New Credit Agreement”);

WHEREAS, the Vendor and the Purchaser desire, in connection with the Third Amendment, to (i) amend and restate, as of the date hereof, that certain Amended and Restated Security Agreement — Mining Claims and Leases, dated December 14, 2011, as amended, (ii) amend and restate, as of the date hereof,  that certain Amended and Restated Security Agreement — Collateral, dated December 14, 2011, as amended and (iii) amend and restate, as of the date hereof, that certain Amended and Restated Security Agreement — Floating Charge, dated December 14, 2011, as amended;

AND WHEREAS, unless otherwise defined herein, capitalized terms when used in this Third Amendment (including these recitals) shall have the respective meanings set forth in the Existing Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties mutually agree as follows:

1.                                      General amendments to the Existing Agreement.

A.                                    The words “and copper” are hereby inserted after the word “gold” where it appears (in lower case and not as the part of any defined term) in the following sections of the Existing Agreement: the definition of “Auditor”; 7.2(a); 7.2(b)(i); 7.2(b)(ii); 8.1(c); 8.4(b) (first sentence only); 8.4(c); the title of 9.1 (with the word “Copper” capitalized in this instance); and 16.1(b).

B.                                    The words “or copper” are hereby inserted after the word “gold” where it appears (in lower case and not as the part of any defined term) in the following sections of the Existing Agreement: clause (c) of the definition of “Material Adverse Effect”; 8.6(a)(viii); 9.1(a)(i) and 9.1(e)(i).

C.                                    The words “and Copper Purchase Price” are hereby inserted after the words “Gold Purchase Price” where they appear in the following sections of the Existing Agreement: 2.3(d) and 3.1.

D.                                    The words “and the Designated Percentage of Produced Copper” are hereby inserted after the words “Designated Percentage of Produced Gold” where they appear in the following section of the Existing Agreement: 8.6(a)(i).

E.                                     The words “and Produced Copper” are hereby inserted after the words “Produced Gold” where they appear in the following sections of the Existing Agreement: the definition of “Minerals”; the definition of “Offtaker Documents”; 7.2(b); 7.4(a); and 8.5(b).

F.                                      The words “or Produced Copper” are hereby inserted after the words “Produced Gold” where they appear in the following section of the Existing Agreement: 8.4(a).

G.                                    The words “and Refined Copper” are hereby inserted after the words “Refined Gold” where they appear in the following sections of the Existing Agreement: the definition of “Offtaker Documents”; the title of Section 2.1, 2.3(d); 2.5; 2.6; 3.7; 7.4(a); 7.5; and 16.1(a).

H.                                   The words “or Refined Copper” are hereby inserted after the words “Refined Gold” where they appear in the following sections of the Existing Agreement: 12.1(a); 13.1(a); 13.2; 15.3(b); 15.4(a) (second instance only); 15.4(a)(v) (second instance only) 15.4(b) (second instance only); and 16.1(c).

I.                                        The words “or tonnes of Refined Copper” are hereby inserted after the words “Refined Gold” where they appear in the following sections of the Existing Agreement: 15.4(a) (first instance only); 15.4(a)(i); 15.4(a)(v) (first instance only) and 15.4(b) (first instance only).

J.                                        The definitions of and term “Cap Expiration Date” are hereby deleted from the Existing Agreement and, other than in the case of the definitions in the Existing Agreement, replaced with the words “Deposit Reduction Time” each instance it appears in the Existing Agreement.

K.                                    The term “Date of Delivery” is hereby replaced with “Date of Delivery (Gold)” in each instance it appears in the Existing Agreement (except in Section 2.3(c), where it is replaced with “Date of Delivery (Gold) and Date of Delivery (Copper)”).

L.                                     The term “Definitive Agreement” is hereby replaced with “Definitive Agreement (Purchaser)” in each instance it appears in the Existing Agreement.

M.                                 The term “Fixed Price” is hereby replaced with “Fixed Price (Gold)” in each instance it appears in the Existing Agreement.

N.                                    The term “Gold Security Interest” is hereby replaced with “Gold and Copper Security Interest” in each instance it appears in the Existing Agreement.

O.                                    The term “Milligan Gold Right” is hereby replaced with “Milligan Gold or Copper Right” in each instance it appears in the Existing Agreement.

P.                                      The term “Negotiation Period” is hereby replaced with “Negotiation Period (Purchaser)” in each instance it appears in the Existing Agreement.

Q.                                    The definition of “Purchaser Gold Delivery” in the Existing Agreement is deleted in its entirety and the term “Purchaser Gold Delivery” in Sections 2.3 and 2.5 of the Existing Agreement is hereby deleted and replaced with the word “Delivery”.

R.                                    The term “Reference Price” is hereby replaced with “Reference Price (Gold)” in each instance it appears in the Existing Agreement.

S.                                      The term “Time of Delivery” is hereby replaced with “Time of Delivery (Gold)” in Section 1.1 (definition of “Time of Delivery”) and in each instance it appears in Sections 2.2 and 2.3 of the Existing Agreement (except in the introductory language to Section 2.3 and subsection (c) thereof, where it is replaced with “Time of Delivery (Gold) and Time of Delivery (Copper)”.

T.                                     All cross references to specific Sections and Articles in the Existing Agreement are hereby amended to conform with the changes set forth in this Third Amendment.

2.                                      Amendments to Article 1 and Section 8.5(c) of the Existing Agreement.

A.                                    The definition of Designated Percentage of Produced Gold in Section 1.1 of the Existing Agreement is hereby amended (A) by replacing the percentage “52.25%” in each instance it appears therein with “35.00%”, (B) by inserting “, except as otherwise provided in this Agreement, and” between the words “means” and “without”, and (c) by deleting clause (iii) of this definition in its entirety and replacing it with “(iii) 35.00% times the number of ounces of Produced Gold that are not in the form of concentrate or doré and in respect of which the Vendor or any of its Affiliates receives a Gold Payment.”.

B.                                    The following definitions are hereby inserted into or amended within Section 1.1 of the Existing Agreement in the applicable alphabetical location (and all other defined terms shall be deemed to appear in alphabetical order); however where such defined terms exist in the Existing Agreement, their definitions are hereby replaced in their entirety as follows:

“Agreement” means this amended and restated purchase and sale agreement and all attached schedules, in each case as amended by the First Amendment, the Second Amendment and the Third Amendment as the same may be supplemented, amended, restated, modified or superseded from time to time in accordance with the terms hereof.

“Apportionment” has the meaning set out in Section 9.2(d).

“Appraiser” means an internationally recognized expert in the valuation of mineral interests, including gold and copper, that is independent of the Parties and their respective Affiliates.

“Capital Lease” means a lease that would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease that would, in accordance with GAAP in force immediately prior to the Third Amendment Effective Date be treated as an operating lease). All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Third Amendment Effective Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for all purposes of Section 8.6(h) regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases.

“Combination Transaction” has the meaning set out in Section 9.2(d).

“Combination Transaction Dispute Notice” has the meaning set out in Section 9.2(d).

“Concentrate Inventory” means all inventories of Produced Copper and Produced Gold in the form of concentrate (including inventory referred to as “In-Process”, “MTM Concentrate Shed”, “Mackenzie Concentrate Load-Out”, “On Rail & Kinder Morgan”  and “On Vessel with TCM/MTM Title” as such terms are used in the Purchaser’s Monthly Report of Operations provided pursuant to Section 7.1 of the Agreement).

“Copper Cash Price” 15.00% times the Reference Price (Copper).

“Copper Payment” means (i) with respect to Minerals purchased by an Offtaker from the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of final payment or other final consideration from the Offtaker in respect of any Produced Copper, including amounts received in respect of warehouse holding certificates, and (ii) with respect to Minerals refined, smelted or otherwise beneficiated by an Offtaker on behalf of the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of Refined Copper at final settlement, in accordance with the applicable Mineral Offtake Agreement.

“Copper Purchase Price” has the meaning set out in Section 2.4B.

“Current Vendor” has the meaning set out in Section 17.13.

“Date of Delivery (Copper)” has the meaning set out in Section 2.2B(e).

“Definitive Agreement (Vendor)” has the meaning set out in Section 9.2(b).

“Delivery” or “Deliver” means, (i) in respect of a delivery of Refined Gold, either the crediting of units of gold into a metal account or, if the Vendor elects to deliver physical gold pursuant to Section 2.2(e), the physical delivery of Refined Gold to a metal account, and (ii) in respect of a delivery of Refined Copper, the transfer of LME warrants pursuant to Section 2.2B(e).  “Delivered” means that such Refined Gold or Refined Copper has been so credited, physically delivered or transferred.

“Derivative Exposure” in relation to any Person (the “relevant party”) and any counterparty of the relevant party at any time means the amount which would be payable by the relevant party to that counterparty, or by that counterparty to the relevant party, as the case may be, pursuant to all Risk Management Agreements entered into between them and in effect at that time if the transactions governed thereby were to be terminated as the result of the early termination thereof.  If the Derivative Exposure would be payable by the relevant party to the counterparty of the relevant party at the relevant time of determination, it is referred to herein as “Out-of-the-Money Derivative Exposure”.

“Designated Percentage of Produced Copper” means, except as otherwise provided in this Agreement, and without duplication: (i) 18.75% *[Redacted]* times the number of metric tonnes of Produced Copper in the form of concentrate in respect of which the Vendor or any of its Affiliates receives a Copper Payment or (ii) 18.75% times the number of metric tonnes of Produced Copper that are not in the form of concentrate and in respect of which the Vendor or any of its Affiliates receives a Copper Payment.

“Distribution — Vendor Fundamental Event of Default” means in respect of any Person (i) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of such Person, other than a dividend declared, paid or set aside for payment by the Person which is payable in shares of such Person; (ii) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of the Person or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital of the Person, including options, warrants, conversion or exchange privileges and similar rights; (iii) the payment of interest or the repayment of principal by the Person with respect to any Intercompany Indebtedness of such Person, (iv) the making or purchasing of any advance, loan, extension of credit or capital contribution to or other investment in, any other Person, (v) any management or comparable fee paid, (vi) any payment by or on behalf of such Person to any of its Affiliates (or any assignment of a right to receive such payment); or (vii) to make or commit to make any acquisition of all or substantially all of the assets of any other Person, or of any business, division or other unit operation of any other Person.

“Distribution — Vendor Other Event of Default” means in respect of any Person (i) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of such Person, other than a dividend declared, paid or set aside for payment by the Person which is payable in shares of such Person; (ii) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of the Person or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital of the Person, including options, warrants, conversion or exchange privileges and similar rights; or (iii) the payment of interest or the repayment of principal by the Person with respect to any Intercompany Indebtedness of such Person.

“EBITDA” means, for any fiscal quarter, Net Income for such fiscal quarter: (i) plus (to the extent otherwise deducted) consolidated income and mining tax expenses for such fiscal quarter; (ii) plus (to the extent otherwise deducted) Interest Expenses for such fiscal quarter; (iii) minus (to the extent otherwise included) Interest Income for such fiscal quarter; (iv) plus (to the extent otherwise deducted) any extraordinary or unusual losses and unrealized losses for such fiscal quarter; (v) minus (to the extent otherwise included) any extraordinary or unusual gains and unrealized gains for such fiscal quarter; (vi) plus (to the extent otherwise deducted) any loss against book value or reserves incurred by a Company on the disposal or abandonment of any business or asset (not being a disposal made in the ordinary course of business) during such fiscal quarter or any discontinued operations; (vii) minus (to the extent otherwise included) any gain over book value or reserves incurred by a Company on the disposal or abandonment of any business or asset (not being a disposal made in the ordinary course of business) during such fiscal quarter or any discontinued operations; (viii) plus (to the extent otherwise deducted) depreciation of fixed assets and amortization of goodwill or intangible assets during such fiscal quarter; (ix) plus (to the extent otherwise deducted) depletion expense during such fiscal quarter;(x) plus (to the extent otherwise deducted) the amount of capital expenditures and other expenditures in respect of exploration activities during such fiscal quarter; (xi) plus (to the extent otherwise deducted) other non-cash expenses deducted in calculating Net Income, including non-cash stock expenses relating to stock-based compensation, and unrealized losses incurred in connection with Risk Management Agreements during such fiscal quarter; (xii) minus (to the extent otherwise included) any unrealized gains incurred in connection with Risk Management Agreements during such fiscal quarter; (xiii) plus (to the extent otherwise deducted) any losses from operations held for sale and any foreign exchange losses during such fiscal quarter; and (xiv) minus (to the extent otherwise included) any gains from operations held for sale and any foreign exchange gains during such fiscal quarter.  Subject to the last sentence hereof, the calculation of EBITDA shall be adjusted for non-cash revenues and expenses of the Person on a consolidated basis including deferred revenue and the difference between accrued and cash reclamation costs.  For greater certainty, EBITDA shall not be adjusted for any change in any non-cash operating working capital.

“GAAP” means International Financial Reporting Standards under generally accepted accounting principles in effect in Canada from time to time consistently applied, as recommended by the Handbook of the Canadian Institute of Chartered Accountants.

“Indebtedness” of any Person means, without duplication, (i) indebtedness of such Person for borrowed money or for the deferred purchase price of property and services, other than trade payables incurred in the ordinary course of business and payable in accordance with customary practices, (ii) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) obligations of such Person under any Capital Lease (iv) reimbursement obligations of such Person under bankers’ acceptances and contingent obligations of such Person in respect of any letter of credit, bank guarantee or surety bond (but excluding (x) any such obligations that are secured by cash or cash equivalents and (y) any letter of credit (including undrawn amounts with respect thereto), letter of guarantee or surety bond in respect of any asset retirement obligations), (v) to the extent accelerated, the Out-of-the-Money Derivative Exposure of such Person, and (vi) the contingent obligations of such Person under any guarantee or other agreement assuring payment of any obligations of any Person of the type described in the foregoing clauses (i) to (v) (for greater certainty, the contingent obligations assuring payment of any Out-of-the-Money Derivative Exposure will only be treated as Indebtedness if such Out-of-the-Money Derivative Exposure has in fact been accelerated).  For greater certainty, obligations under a streaming arrangement (including this Agreement) or royalty arrangement are not Indebtedness (except to the extent recorded as such on the balance sheet of the Person in accordance with GAAP after demand has been made for repayment of the balance of the upfront deposit, liquidated damages or other financial compensation upon an event of default thereunder).

“Intercompany Indebtedness” means any Indebtedness between the Vendor, on one hand, and any Affiliate of the Vendor, on the other hand.

“Interest Expenses” means, with respect to any Person and for any particular period, the amount which would in accordance with GAAP, be classified on the consolidated income statement of the Person for such period as interest expenses (provided, with respect to any interest attributable to leases, that only the interest attributable to Capital Leases shall be Interest Expense).

“Interest Income” means, with respect to any Person and for any particular period, the amount which would, in accordance with GAAP, be classified on the consolidated income statement of the Person for such period as interest accrued due to the Person during such period.

“LME” means the London Metal Exchange and any successor entity thereto.

“LME Rulebook” means the London Metal Exchange Rules and Regulations published by the LME, as the same may be amended from time to time.

“LME Warrants” has the meaning set out in Section 2.2B(d).

“Negotiation Period (Vendor)” has the meaning set out in Section 9.2(b).

“Net Income” means, with respect to any Person and for any particular period, the amount which would, in accordance with GAAP, be classified on the consolidated income statement of the Person for such period as the net income of the Person.

“New Credit Agreement” has the meaning set out in the recitals.

“New Intercreditor Agreement” has the meaning set out in the recitals.

“New Vendor” has the meaning set out in Section 17.13.

The definition of “Offtaker Documents” is hereby amended by adding the following language after the word “Minerals”:

(amounts shipped and amounts payable under the relevant Mineral Offtake Agreement),

“Permitted Warehouse Jurisdiction” means (i) as of the Third Amendment Effective Date, the United Kingdom, (ii) such other jurisdictions determined pursuant to Section 2.2(B)(h), and (iii) such further jurisdictions as may be agreed between the Vendor and Purchaser in writing, each acting in their sole discretion.

“Produced Copper” means any and all copper in whatever form or state that is derived from any material mined, produced, extracted or otherwise recovered from the Milligan Property during the Term.  For greater certainty, “Produced Copper” shall include any copper derived from ores, concentrates, doré, tailings, waste rock or other waste products, or other products originating from the Milligan Property.

“Purchaser Appraiser” has the meaning set out in Section 9.2(d).

“Purchaser Copper Right” has the meaning set out in Section 9.2(a).

“Purchaser Offer” has the meaning set out in Section 9.2(a).

“Reference Price (Copper)” means, for any Delivery of Refined Copper, the “LME Cash Official Price Copper” determined at the end of the second ring session and quoted in US dollars per metric tonne, on the date that is two (2) Business Days prior to the date of such Delivery, or in the absence of the LME Cash Official Price Copper, such other industry-standard refined copper benchmark price to be agreed between the Parties.

“Refined Copper” means electrolyte “Copper — Grade A” as more fully described in the LME Rulebook.

“Risk Management Agreements” means, with respect to any Person any present or future swap, hedging, foreign exchange or other derivative transaction entered into by the Person which constitutes any silver, gold or other commodity hedging transaction, spot or forward foreign exchange transaction, interest rate swap transaction, currency swap transaction, forward rate transaction, rate cap transaction, rate floor transaction, rate collar transaction, and any other exchange or rate protection transaction, any combination of such transactions or any option with respect to any such transaction entered into by the Person.

“Security Agreements” means, collectively, (i) the Second Amended and Restated Security Agreement — Mining Claims and Leases, dated as of the Third Amendment Effective Date, (ii) the Second Amended and Restated Security Agreement — Collateral, dated as of the Third Amendment Effective Date, and (iii) the Second Amended and Restated Security Agreement — Floating Charge, dated as of the Third Amendment Effective Date, as each of the same may be further amended from time to time.

“Stub Copper” has the meaning set out in Section 2.2B(d).

“Third Amendment” means that certain Third Amendment to the Amended and Restated Purchase and Sale Agreement by and among the Vendor, the Purchaser, Thompson Creek, and Royal Gold dated October 20, 2016.

“Third Amendment Effective Date” means the date of the Third Amendment.

“Third Appraiser” has the meaning set out in Section 9.2(d).

“Time of Delivery (Copper)” has the meaning set out in Section 2.2B(e).

“Vendor Appraiser” has the meaning set out in Section 9.2(d).

“Vendor Other Event of Default” means any Vendor Event of Default other than an Event of Default set forth in Section 12.1(a) or 12.1(e).

3.                                      Amendments to Article 2 of the Existing Agreement.

The Parties agree to the following amendments to Article 2 of the Existing Agreement:

A.                                    Section 2.1(a) is hereby amended by deleting the final period and replacing it with the following language:

and an amount of Refined Copper equal to the Designated Percentage of Produced Copper, free and clear of all Encumbrances.

B.                                    A new Section 2.1(c) is hereby inserted in its applicable numeric location as follows:

c.                                       For each sale of Refined Copper pursuant to Section 2.1(a), the amount of Produced Copper used as the basis for calculating the Designated Percentage of Produced Copper shall be determined by the amount of contained copper in the Minerals received at the Offtaker as determined by the Offtaker Documents.  Produced Copper shall not be reduced for, and the Purchaser shall not be responsible for, any Refining Adjustments.

C.                                    Section 2.2(a)(i) and (ii) are hereby amended by adding the following language at the beginning of each Section:

with respect to the initial twelve (12) Lots subject to this Agreement,

D.                                    Section 2.2(a)(iii) is hereby amended by adding the following language after the words “Milligan Property”:

(or, in the case of any Lot being shipped by ocean freighter, the bill of lading date from the relevant Offtaker Documents)

E.                                     Section 2.2(b) is hereby amended by deleting the following language:

(the “Purchaser Gold Delivery”)

F.                                      A new Section 2.2(f) is hereby inserted in its applicable numeric location as follows:

(f)           Each Delivery of Refined Gold required hereunder shall be rounded to the nearest troy ounce (with 0.5 of an ounce being rounded down), and each Delivery of Refined Copper required hereunder shall be initially rounded to the nearest tonne (with 0.5 of a tonne being rounded down) and then each Delivery of Refined Copper shall be rounded down to the nearest LME Warrant size in accordance with Section 2.2B(d).

G.                                    A new Section 2.2B is hereby inserted in its applicable numeric location as follows:

2.2B Delivery Obligations (Copper)

(a)                                 The Vendor will sell and Deliver to Purchaser the Refined Copper as contemplated in Section 2.1(a) within two (2) Business Days following the date of the relevant Copper Payment.

(b)                                 With respect to any Lot, if within five (5) months of the date on which such Lot left the Milligan Property (or, in the case of any Lot being shipped by ocean freighter, the bill of lading date from the relevant Offtaker Documents) the Vendor shall not have received the final settlement by the Offtaker for such Lot, the Vendor shall sell and Deliver to the Purchaser Refined Copper equal to the Designated Percentage of Produced Copper (based on the Produced Copper identified on the provisional settlement sheet provided by the Offtaker for such Lot) multiplied by the first provisional payment percentage specified in such Mineral Offtake Agreement.

(c)                                  In respect of a Copper Payment that represents the final settlement payment under a Mineral Offtake Agreement for any Lot for which the Vendor previously Delivered Refined Copper to the Purchaser pursuant to Section 2.2B(b) above, the Vendor shall sell and Deliver to the Purchaser Refined Copper in an amount equal to the amount by which the Designated Percentage of Produced Copper determined pursuant to the final settlement with respect to such Lot exceeds the Refined Copper previously Delivered to the Purchaser pursuant to Section 2.2B(b) above, as supported by the documentation provided pursuant to Section 2.3, provided, that, if such difference is negative, then the Vendor shall only be entitled to set off and deduct such excess amount of Refined Copper from the next required Deliveries by the Vendor under this Agreement until it has been fully offset against Deliveries to the Purchaser of Refined Copper pursuant to Section 2.2B(b).

(d)                                 Vendor shall sell and Deliver to the Purchaser all Refined Copper to be sold and Delivered under this Agreement by way of Delivery by transfer of “warrants on LME Copper Grade A” as described in the LME Rulebook (“LME Warrants”) at an LME-approved warehouse in a Permitted Warehouse Jurisdiction. Each Delivery of Refined Copper shall be rounded down to the nearest LME Warrant size (as of the Third Amendment Effective Date, 25 metric tonnes +/-2%), with any un-delivered amount of Refined Copper (“Stub Copper”) to be added to the next Delivery of Refined Copper.  Proof of ownership will be by transfer of the LME Warrants to Purchaser via “LMEsword” or such other electronic transfer system operated by the LME from time to time.

(e)                                  Delivery of Refined Copper to the Purchaser shall be deemed to have been made at the time on the date of Delivery of LME Warrants to the Purchaser pursuant to paragraph (d) (the “Time of Delivery (Copper)” on the “Date of Delivery (Copper)”). Title to, and risk of loss of, Refined Copper shall pass from Vendor to the Purchaser at the Time of Delivery (Copper). All costs and expenses pertaining to each Delivery of Refined Copper by Vendor to the Purchaser shall be borne by Vendor.

(f)                                   Vendor hereby represents and warrants to the Purchaser that, notwithstanding the Vendor’s prior sale to an Offtaker of Minerals from which the relevant Refined Copper is derived, at each Time of Delivery (Copper) (i) Vendor will be the legal and beneficial owner of the Refined Copper that is Delivered to Purchaser, (ii) Vendor will have good, valid and marketable title to such Refined Copper, and (iii) such Refined Copper will be free and clear of all Encumbrances.

(g)                                  The Parties acknowledge that Vendor shall be entitled but shall not be obliged to sell and Deliver to the Purchaser LME Warrants for Refined Copper physically resulting from copper mined, produced, extracted or otherwise recovered from the Milligan Property and, for greater certainty, shall be entitled to sell and Deliver LME Warrants for Refined Copper that are otherwise obtained by the Vendor for the purpose of making such sale and Delivery to the Purchaser. If LME facilities and process are no longer in place to facilitate Delivery, the Parties will, acting reasonably and in a timely manner to ensure no interruptions in Deliveries, agree on another industry-standard delivery mechanism.

(h)                                 Following the Third Amendment Effective Date, Purchaser will conduct any diligence as it may require to assess the tax consequences to it arising from accepting Delivery of LME Warrants representing Refined Copper at an LME-approved warehouse(s) in each of the Netherlands, Singapore and South Korea. If on or before November 19, 2016, Purchaser has not provided to Vendor written notice of its determination (to be made by Purchaser in its sole and absolute discretion) that the tax consequences to Purchaser of accepting Delivery in any such additional jurisdiction(s) are more adverse to Purchaser than the tax consequences to Purchaser of accepting Delivery in the United Kingdom then any such additional jurisdiction(s) nominated by Vendor under this Section

2.2(B)(h) for which Purchaser has not delivered such notice shall be deemed an additional Permitted Warehouse Jurisdiction; provided that Vendor may only Deliver LME Warrants representing Refined Copper to a warehouse in a Permitted Warehouse Jurisdiction outside of the United Kingdom, if, for any such Delivery, the net price Vendor will pay for LME Warrants so Delivered is at least equal to the Reference Price (Copper) on the Date of Delivery (Copper).

H.                                   Section 2.3 is hereby amended as follows:

The introductory language is amended to add the language “one (1) Business Day prior to” after the words “no later than”.

Subsection (a) is deleted in its entirety and replaced with:

(a)                     the calculation of the number of ounces of Refined Gold and tonnes of Refined Copper credited or physically Delivered and the amount of Stub Copper, if any;

Subsection (e) is hereby deleted in its entirety and replaced with:

(e)                      for LME Warrants to be Delivered which represent Refined Copper in a Permitted Warehouse Jurisdiction other than the United Kingdom: (i) the location of the Permitted Warehouse Jurisdiction, and (ii) the invoice from Vendor’s broker for Vendor’s purchase of the relevant LME Warrants to be Delivered to Purchaser, or such other documentation satisfactory to Purchaser to confirm the identity of the broker and the net price paid by Vendor for the relevant LME Warrants; and

I.                                        A new Section 2.4B entitled “Copper Purchase Price” is hereby inserted in its applicable numeric location as follows:

2.4B Copper Purchase Price

The Purchaser shall pay to the Vendor a purchase price for each metric tonne of Refined Copper sold and Delivered by the Vendor to the Purchaser under this Agreement (the “Copper Purchase Price”) equal to:

(a)                                 prior to the Deposit Reduction Time, the portion of the Reference Price (Copper) that is equal to the Copper Cash Price shall be paid in cash by wire transfer; and the portion of the Reference Price (Copper) in excess of the Copper Cash Price shall be applied against the Payment Deposit in order to reduce the outstanding balance of the Payment Deposit as set forth in the Deposit Record, until the outstanding balance has been reduced to nil; and

(b)                                 from and after the Deposit Reduction Time, the Copper Cash Price.

J.                                        A new Section 2.7 entitled “Delivery Obligations — Concentrate Inventory Make Whole” is hereby inserted in its applicable numeric location as follows:

(a)                                 For any Lot shipped prior to the Third Amendment Effective Date in respect of which a Gold Payment is received prior to, on or after the Effective Date, the references to “35.00%” in the definition of Designated Percentage of Produced Gold shall be “52.25%”.

(b)                                 If Concentrate Inventory as of 5:00 pm, Pacific Time on October 31, 2016 exceeds 20,000 dry metric tonnes of concentrate, then for each Lot shipped from and after the

Third Amendment Effective Date up to and including the first Lot which exceeds 8,000 dry metric tonnes of concentrate: (i) the references to “35.00%” in the definition of Designated Percentage of Produced Gold shall be “52.25%”; (ii) the references to “18.75%” in the definition of Designated Percentage of Produced Copper shall be “0%”; and (iii) the amount of Refined Gold and Refined Copper to be sold and Delivered to the Purchaser in respect of loss or damage of Produced Gold or Produced Copper in each such shipment shall be determined based on such percentages.

4.                                      Amendments to Article 3 of the Existing Agreement.

The Parties agree to the following amendments to Article 3 of the Existing Agreement:

A.                                    Section 3.1 is hereby amended by replacing the words “The Purchaser hereby agrees to pay” with the words “The Purchaser hereby agreed to pay”.

B.                                    Section 3.2(e) is hereby amended by replacing the words “The Purchaser shall pay” with the words “The Purchaser paid”.

C.                                    Section 3.3 is hereby amended by replacing the words “The Purchaser hereby agrees to pay” with the words “The Purchaser paid”.

D.                                    Section 3.6 is hereby amended by adding “2.4B,” following the reference to Section 2.4.

5.                                      Amendments to Article 8 of the Existing Agreement.

The Parties agree to the following amendments to Article 8 of the Existing Agreement:

A.                                    Section 8.4(d) is hereby amended by (A) amending the first word thereof “The” to begin with a lower-case “t” and (B) adding the following language at the beginning of such subsection:

With respect to the initial twelve (12) Lots subject to this Agreement,

B.                                    Section 8.5(c) is hereby amended by deleting the number and symbol “52.25%” after the words “a value equal to” and before the words “of the amount” and replacing them with the following:

(i) with respect to any Lot described in Sections 2.7(a) and (b), 52.25% and (ii) with respect to any other Lot, 35.00%, in each case

C.                                    A new Section 8.5(d) is hereby inserted in its applicable numeric location as follows:

(d)                                 Where the Vendor or its Affiliate receives payment under any insurance policy in respect of a shipment of Produced Copper that is lost or damaged after leaving the Milligan Project and before the risk of loss or damage is transferred to the Offtaker, the Vendor shall sell and Deliver to the Purchaser (without duplication to the extent previously sold and Delivered to the Purchaser by the Vendor) pursuant to Sections 2.1 and 2.4B, an amount of Refined Copper having a value equal to (i) with respect to any Lot described in Sections 2.7(a) and (b), 0% and (ii) with respect to any other Lot, 18.75%, in each case of the amount of the insurance payment received by the Vendor and its Affiliates in respect of Produced Copper in such shipment.

D.                                    Section 8.6(a) is hereby amended as follows:

(a)                                 The clause from the beginning of Section 8.6(a) through “…”Cap Expiration Date”)” is hereby deleted and replaced with “Until the Deposit Reduction Time”;

(b)                                 The reference to “Existing Credit Agreement (as amended)” in Section 8.6(a) is hereby deleted and replaced with “New Credit Agreement”; and

(c)                                  The words “earlier of (i) the date on which 425,000 ounces of Refined Gold have been sold and Delivered to the Purchaser under this Agreement and (ii) the date on which the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, has been reduced by US$280,000,000” are hereby deleted and replaced with “Deposit Reduction Time”.

E.                                     The last sentence of Section 8.6(a) is hereby replaced as follows:

The Parties agree and acknowledge that the New Intercreditor Agreement complies with the provisions set forth in Section 8.6(a)(i) through 8.6(a)(viii).

F.                                      Section 8.6(g)(iv) is hereby amended by adding the following new sentence at the end of the existing section:

The Parties acknowledge and agree that Determination Date has occurred prior to the Third Amendment Effective Date.

G.                                    New clauses 8.6(h), (i), (j) and (k) are hereby inserted in their alphanumeric location in the Agreement as follows:

(h)                                 Following the Deposit Reduction Time and until an additional 35,000 metric tonnes of Refined Copper has been Delivered to Purchaser following the Deposit Reduction Time, Vendor and its subsidiaries shall maintain as at the end of each fiscal quarter, a ratio of consolidated Indebtedness (excluding Intercompany Indebtedness which is subordinated or postponed to the obligations of the Vendor to the Purchaser hereunder after the occurrence of a Vendor Event of Default that is continuing) to EBITDA (calculated on a rolling four quarter basis) of no more than 3.00:1.00.

(i)                                     From and after the Third Amendment Effective Date until the expiry of the Term, all Intercompany Indebtedness shall be unsecured.

(j)                                    If a Vendor Other Event of Default has occurred and is continuing, Vendor, its Subsidiaries, or to the extent that any Vendor Affiliate is a counterparty to a Mineral Offtake Agreement, such Vendor Affiliate, shall not make Distributions — Vendor Other Event of Default to any Affiliate of Vendor; provided, that any Subsidiary of Vendor shall be permitted to make Distributions — Vendor Other Event of Default to Vendor or any other Subsidiary of Vendor.

(k)                                 If an Event of Default set forth in Section 12.1(a) or 12.1(e) has occurred and is continuing, Vendor, its Subsidiaries, or to the extent that any Vendor Affiliate is a counterparty to a Mineral Offtake Agreement, such Vendor Affiliate, shall not make Distributions — Vendor Fundamental Event of Default to any Affiliate of Vendor provided, that any Subsidiary of Vendor shall be permitted to make Distributions — Vendor Fundamental Event of Default to Vendor or any other Subsidiary of Vendor.

6.                                      Amendment to Article 9 of the Existing Agreement.

A.                                    A new Section 9.2 is hereby inserted in its numeric location in Article 9 of the Existing Agreement as follows:

9.2       Vendor Right of First Offer on Copper Interest

(a)                                 If at any time and from time to time, Purchaser or any of its Affiliates wishes to offer for sale to any third party or, following an offer by a third party to purchase any of its rights to acquire Refined Copper under this Agreement (a “Purchaser Copper Right”), then the Purchaser shall, by notice in writing to the Vendor, first offer to sell back such Purchaser Copper Right to the Vendor for cancellation (or at the option of the Vendor, for sale to an affiliate of the Vendor) at the price and upon substantially the terms that the Purchaser proposes to offer or accept from a third party (which offer the Purchaser shall promptly provide to the Vendor) (the “Purchaser Offer”).

(b)                                 Upon receipt of a Purchaser Offer, the Purchaser and the Vendor shall negotiate in good faith for a period of up to 45 days (or such longer period as may be required to give the Parties five (5) Business Days to negotiate a Definitive Agreement following resolution of an Apportionment dispute in accordance with Section 9.2(d)) commencing on the date of delivery by the Purchaser to the Vendor of the Purchaser Offer (the “Negotiation Period (Vendor)”) the definitive terms of an agreement for cancellation or sale, as the case may be, of the Purchaser Copper Right which is the subject of the Purchaser Offer (the “Definitive Agreement (Vendor)”).

If, during the Negotiation Period (Vendor), the Vendor and the Purchaser agree on the terms of the Definitive Agreement (Vendor), then the Vendor and the Purchaser shall enter into the Definitive Agreement (Vendor) and proceed to close the transaction as soon as commercially reasonable thereafter pursuant to the terms of such Definitive Agreement (Vendor). If, during the Negotiation Period (Vendor), the Vendor and the Purchaser are unable to agree on the terms of, and enter into, the Definitive Agreement (Vendor), then, on the earlier of (i) the last day of the Negotiation Period (Vendor), and (ii) the day on which the Vendor and the Purchaser agree that negotiations have ended, the Purchaser may commence negotiations with a third party for the sale of the Purchaser Copper Right which is the subject of the Purchaser Offer, and, either directly or through an Affiliate, sell the Purchaser Copper Right that is the subject of the Purchaser Offer to a third party, provided that the terms of sale are no more favourable to such third party than those offered to the Vendor in the Purchaser Offer.

(c)                                  For the avoidance of doubt, this Section 9.2 shall not apply to any (i) copper spot sales, copper forward sales or options or other copper sales or copper loans to a financial institution or copper industry participant, (ii) internal transfers among Purchaser and its Affiliates, (iii) a sale of substantially all of the assets of the Purchaser, (iv) the sale of an equity interest in the Purchaser or any of its Affiliates or (v) any Transfer under Section 10.2.

(d)                                 In the event that Purchaser or any of its Affiliates wishes to offer for sale to any third party, or receives an offer by a third party to purchase, a Purchaser Copper Right in a transaction that also includes an interest in Produced Gold under this Agreement or any rights under this Agreement in respect of Produced Gold (a “Combination Transaction”) then Purchaser shall include in the Purchaser Offer its apportionment of the total consideration between gold and copper (the “Apportionment”), which shall be prepared by Purchaser in good faith.  Vendor shall have five (5) Business Days, to dispute the Apportionment by delivery of a written notice to Purchaser (the “Combination Transaction Dispute Notice”), which notice shall contain Vendor’s proposed Apportionment.  If Vendor fails to deliver a Combination Transaction Dispute Notice within such five (5) Business Day period, Vendor shall be deemed to have accepted the Apportionment for purposes of this Section 9.2.  If Vendor timely delivers a Combination Transaction Dispute Notice, then the Parties shall negotiate in good faith to try to agree on the Apportionment and, if necessary, the identity of an Appraiser to determine the Apportionment.  If the Parties fail to reach agreement on an Appraiser within three (3) Business Days from the date of delivery of the Combination Transaction Dispute Notice, then Purchaser shall immediately submit the name and qualifications of its proposed Appraiser to Vendor (the “Purchaser Appraiser”). Vendor shall have five (5) Business Days from expiry of such three (3) Business Day period to accept the Purchaser Appraiser as the sole appraiser of the dispute.  If the Vendor accepts the Purchaser Appraiser as the sole appraiser of the dispute (the “Agreed Appraiser”), the Apportionment shall be determined by such Agreed Appraiser as set forth below.  If the Vendor fails to accept the Purchaser Appraiser as the sole appraiser of the dispute within such five (5) Business Day period, then the Vendor shall select an appraiser (the “Vendor Appraiser”) and notify Purchaser of the identity of the Vendor Appraiser within such five (5) Business Day period.  Within the three (3) Business Days following the selection of the Vendor Appraiser, each of the Vendor Appraiser and the Purchaser Appraiser shall, acting reasonably, attempt to agree on a third person to act as an Appraiser (the “Third Appraiser”) and failing agreement between them nominate three (3) persons to serve as a potential Third Appraiser.  If such lists contain a single common person, such person shall be the Third Appraiser hereunder.  If such lists contain more than one common person, the Third Appraiser shall be selected by lot among such common persons.  If such lists do not contain any common persons, then the Vendor Appraiser and Purchaser Appraiser shall, acting reasonably, attempt to agree on a Third Appraiser and failing agreement between them continue to nominate three (3) additional persons on each successive Business Day thereafter until one or more common persons are contained on such lists, following which the Third Appraiser shall be determined as set forth above.   The Apportionment shall be determined as follows:

(i)                                     If there is an Agreed Appraiser, such Agreed Appraiser shall submit to the Parties a report within seven (7) Business Days of its engagement setting forth the Apportionment. The expenses of the Agreed Appraiser shall be borne equally by the Parties.  The determination of the Agreed Appraiser as to the Apportionment shall be final and binding upon all parties (absent manifest or clerical error).

(ii)                                  If there is not an Agreed Appraiser, then each of the Vendor Appraiser, the Purchaser Appraiser and the Third Appraiser shall submit to the Parties a report within seven (7) Business Days of their respective engagements setting forth each such Appraiser’s determination of the Apportionment.  The expenses of the Vendor Appraiser shall be borne by Vendor, the expenses of the Purchaser Appraiser shall be borne by Purchaser, and the expenses of the Third Appraiser shall be born equally by the Parties.  The calculations of each Appraiser shall be final and binding for purposes of the following sentence (absent manifest or clerical error).  If this Section 9.2(d)(ii) is applicable, the “Apportionment” for purposes of this Agreement shall be deemed to be the average of the determination of each of the Vendor Appraiser, the Purchaser Appraiser and the Third Appraiser.  The Appraisers shall act as, and shall be deemed to act as, experts and not arbitrators.

The Apportionment, as mutually agreed upon between the Parties or as resolved pursuant to this Section 9.2(d), shall be deemed to be the purchase price of the Purchaser Copper Right for purposes of the last clause the last sentence of Section 9.2(b).

7.                                      Amendment to Section 10.5(a) of the Existing Agreement.

The words and punctuation “subject to Section 9.2,” are hereby inserted after the words and punctuation “Thereafter,” in the last sentence of Section 10.5 of the Existing Agreement.

8.                                      Amendment to Section 10.6 of the Existing Agreement.

The language “neither the Vendor nor Thompson Creek shall” are hereby deleted and replaced with the words “Vendor shall not” in the first line of Section 10.6 of the Existing Agreement.

9.                                      Amendment to Section 13.1(a) of the Existing Agreement.

Section 13.1(a) of the Existing Agreement is hereby amended by inserting the words “or 2.4B, as applicable” following the reference to Section 2.4.

10.                               Amendments to Section 15.3 of the Existing Agreement.

A.                                    Section 15.3(b) of the Existing Agreement is hereby amended by deleting the final period and adding the following language:

(in the case of Refined Gold), and the Reference Price (Copper) on the date such dollar amount became overdue (in the case of Refined Copper).

B.                                    Section 15.3(c) of the Existing Agreement is hereby amended by adding a final sentence as follows:

The value of any such overdue payment associated with Refined Copper owed to the Purchaser under this Agreement shall be based on the Reference Price (Copper) on the date such Refined Copper became overdue, and the Purchaser may elect to receive such overdue payment in Refined Copper (in accordance with Section 2.2B(d)) or as a set off against future Copper Purchase Price payments owed to the Vendor under Section 2.5.

11.                               Amendments to Section 15.4 of the Existing Agreement.

A.                                    Section 15.4(a)(i) of the Existing Agreement is hereby amended by inserting the following language before the punctuation and words “), as applicable (the “Dispute Period”);”:

or the net purchase price paid by Vendor for LME Warrants Delivered hereunder

B.                                    Section 15.4(a)(v) of the Existing Agreement is hereby amended by inserting the following language and numbering after the words and numbering “so Delivered by Vendor, or (ii)”:

for any Delivery of LME Warrants representing Refined Copper hereunder to a Permitted LME Warehouse located outside of the United Kingdom, the net purchase price paid for LME Warrants so Delivered  was less than the Reference Price (Copper) on the Date of Delivery (Copper), or (iii)

12.                               Amendments to Section 17.5 of the Existing Agreement.

A.                                    Section 17.5(a) of the Existing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(i)                                     if to Vendor to:

Thompson Creek Metals Company Inc.
1 University Avenue, Suite 1500
Toronto, ON M5J 2P1
Attention:  Chief Financial Officer
Facsimile: (416) 204-1954

- and —

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
USA
Attention:  President, Base Metals Division
Facsimile: (303) 761-7420

(ii)                                  if to Purchaser, to:

RGLD GOLD AG

Baarerstrasse 71
6300 Zug
Switzerland
Attention: Vice President

Facsimile: +41 41 530 1280

- and —

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202   USA

Attention:  Paul Hilton, Esq. and Kevin Burke, Esq.

Facsimile:  (303) 899-7333

(iii)                               if to Royal Gold, to:

Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, CO 80202-1132 USA

Attention: General Counsel

Facsimile: (303) 595-9385

with a copy, which shall not constitute notice, to:

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202   USA

Attention:  Paul Hilton, Esq. and Kevin Burke, Esq.

Facsimile:  (303) 899-7333

B.                                    Section 17.13 is hereby deleted in its entirety and replaced as follows:

17.13 Springing Guarantee.

If, following the Third Amendment Effective Date, Vendor effectuates an Assignment to an Affiliate (the “New Vendor”), then, effective as of the date of the consummation of such Assignment, the Vendor under this Agreement as of the Third Amendment Effective Date (the “Current Vendor”) hereby absolutely, unconditionally and irrevocably guarantees the prompt and complete performance of all of the terms, covenants, conditions and provisions to be performed by the New Vendor pursuant to this Agreement, and shall perform such terms, covenants, conditions and provisions upon the default or non-performance thereof by the New Vendor.

13.                               Amendment to Schedule B of the Existing Agreement

Schedule B of the Existing Agreement is hereby amended by (i) deleting the phrase “100 claims” after the words and punctuation “Mineral Claims Tenure Identification:” and replacing the phrase with “103 claims”, and (ii) inserting the following at the end of the chart:

101.                        896789

102.                        524891

103.                        524892

14.                               Amendment to Schedule G of the Existing Agreement.

Schedule G of the Existing Agreement is hereby amended by deleting the word “Scheduled” each time it appears in the “Status” column and replacing it with the word “Paid”.

15.                               Acknowledgement of Deposit Record.

The Parties hereby acknowledge and agree that the calculation of the Deposit Record as of the Third Amendment Effective Date is as set forth on Annex 1 hereto.

16.                               Deliveries by the Parties.

A.                        The Vendor has delivered to the Purchaser the following on the Third Amendment Effective Date:

(a)                                 a counterpart to this Third Amendment, duly executed by an authorized officer of the Vendor;

(b)                                 a counterpart to the New Intercreditor Agreement, duly executed by an authorized officer of the Vendor and The Bank of Nova Scotia;

(c)                                  a counterpart to each Security Agreement, duly executed by an authorized officer of the Vendor, and shall have authorized the Purchaser to effect filings in respect of all such Security Agreements in all offices, that may be prudent or necessary to preserve, protect or perfect the security interest of the Purchaser under the Security Agreements.  Without limiting the foregoing, the Purchaser shall register the Security Agreements in: (i) British Columbia’s Mineral Titles Online Registry against each of the Mineral Claims and Mineral Leases that are part of the Milligan Property, and (ii)

British Columbia’s Personal Property Registry and Ontario’s Personal Property Registry against all personal property of the Vendor subject to the security interests granted under the Security Agreements;

(d)                                 evidence reasonably satisfactory to the Purchaser (i) that the Acquisition has been consummated in accordance with the terms of the Arrangement Agreement, and (ii) that the New Credit Agreement has been entered into by the parties thereto and is in full force and effect.

(e)                                  an executed certificate of a senior officer of the Vendor in form and substance satisfactory to the Purchaser, acting reasonably, dated as of the date of the Third Amendment Effective Date, as to: (i) resolutions of the board of directors or other comparable authority of the Vendor authorizing the execution, delivery and performance of this Third Amendment, the Security Agreements and the New Intercreditor Agreement (“collectively, the “Third Amendment Transaction Documents”), and the transactions contemplated hereby and thereby, (ii) the names, positions and true signatures of the persons authorized to sign the Third Amendment Transaction Documents on behalf of the Vendor, and (iii) such other matters pertaining to the transactions contemplated hereby as the Purchaser has reasonably required; and

(f)                                   a favourable legal opinion, in form and substance substantially similar to such legal opinions previously provided in connection with the Existing Agreement, dated as of the Third Amendment Effective Date, from legal counsel to the Vendor as to (i) the legal status of the Vendor, (ii) the corporate power and authority of the Vendor to execute, deliver and perform the Third Amendment Transaction Documents to which it is a party, (iii) the execution and delivery of the Third Amendment Transaction Documents to which it is a party and the enforceability of the Third Amendment Transaction Documents to which it is a party against the Vendor and (iv) matters with respect to the security interests granted to the Purchaser pursuant to the Security Agreements.

B.                                    The Purchaser has delivered to the Vendor the following on the Third Amendment Effective Date:

(a)                                 a counterpart to each Third Amendment Transaction Document to which the Purchaser or Royal Gold is a party, duly executed by an authorized officer of the Purchaser and Royal Gold;

(b)                                 an executed certificate of a senior officer of the Purchaser in form and substance satisfactory to the Vendor, acting reasonably, dated as of the date of the Third Amendment Effective Date, as to: (i) resolutions of the board of directors or other comparable authority of the Purchaser and Royal Gold authorizing the execution, delivery and performance of the Third Amendment Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, (ii) the names, positions and true signatures of the persons authorized to sign the Third Amendment Transaction Documents to which it is a Party on behalf of the Purchaser and Royal Gold, and (iii) such other matters pertaining to the transactions contemplated hereby as the Vendor has reasonably required; and

(c)                                  a favourable legal opinion, in form and substance substantially similar to such legal opinions previously provided in connection with the Existing Agreement, dated as of the Third Amendment Effective Date, from legal counsel to the Purchaser and Royal

Gold as to (i) the legal status of the Purchaser and Royal Gold, (ii) the corporate power and authority of the Purchaser and Royal Gold to execute, deliver and perform this Third Amendment to which it is a party, (iii) the execution and delivery of this Third Amendment to which it is a party and the enforceability of this Third Amendment against the Purchaser and Royal Gold.

17.                               Representations and Warranties

A.                                    The Purchaser, acknowledging that the Vendor is entering into this Third Amendment in reliance thereon, hereby makes the representations and warranties set forth in Exhibit A to the Vendor on and as of the Third Amendment Effective Date.

B.                                    Royal Gold, acknowledging that the Vendor is entering into this Third Amendment in reliance thereon, hereby makes the representations and warranties set forth in Exhibit B to the Vendor on and as of the Third Amendment Effective Date.

C.                                    The Vendor, acknowledging that the Purchaser and Royal Gold are entering into this Third Amendment in reliance thereon, hereby makes the representations and warranties set forth in Exhibit C to the Purchaser and Royal Gold on and as of the Third Amendment Effective Date.

18.                               General.

A.                                    Except as otherwise expressly provided by this Third Amendment, all terms, conditions and provisions of the Existing Agreement shall remain unchanged.  It is declared and agreed by each of the Parties that the Existing Agreement, as amended hereby, shall continue in full force and effect, and that this Third Amendment and the Existing Agreement shall be read and construed as one instrument.

B.                                    This Third Amendment shall be governed by and construed under the laws of the Province of British Columbia and the federal laws of Canada applicable therein (without regard to its laws relating to any conflicts of laws).  The United Nations Vienna Convention on Contracts for the International Sale of Goods shall not apply to this Third Amendment.

C.                                    This Third Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Third Amendment by telecopy or electronic scan shall be effective as delivery of a manually executed counterpart of this Third Amendment.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Third Amendment as of the day and year first written above.

RGLD GOLD AG

Per:	/s/ Jason Hynes
	Name:	Jason Hynes
	Title:	Vice President

THOMPSON CREEK METALS COMPANY INC.

Per:	/s/ Darren Millman
	Name:	Darren Millman
Title:

ROYAL GOLD, INC.

Per:	/s/ William Heissenbuttel
	Name:	William Heissenbuttel
	Title:	VP Corporate Development

[SIGNATURE PAGE – THIRD AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT]

Exhibit A: Purchaser Representations

(a)                                 it is a company validly existing under the laws of its jurisdiction of incorporation and is up to date in respect of all filings required by law to maintain its existence;

(b)                                 all requisite corporate acts and proceedings have been done and taken by it, including obtaining all requisite board of directors’ approvals, with respect to entering into the Third Amendment Transaction Documents to which it is a party and performing its obligations hereunder and thereunder;

(c)                                  it has the requisite corporate power, capacity and authority to enter into the Third Amendment Transaction Documents to which it is a party and performing its obligations hereunder and thereunder;

(d)                                 the Third Amendment Transaction Documents to which it is a party and the exercise of its rights and performance of its obligations thereunder do not and will not, (i) conflict with or result in a default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, (ii) conflict with its constating or constitutive documents or (iii) conflict with or violate any Applicable Laws, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser or the performance of its obligations under the Third Amendment Transaction Documents to which it is a party;

(e)                                  it is not currently in breach or default under any material agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, and no event has occurred that with the passage of time would constitute such a breach or default, and it has no knowledge of a material breach or default by any counterparty thereto or the inability of any counterparty to perform its obligations thereunder;

(f)                                   no Approvals are required to be obtained by it in connection with the execution and delivery or the performance by it of the Third Amendment Transaction Documents to which it is a party or the transactions contemplated hereby or thereby;

(g)                                  the Third Amendment Transaction Documents to which it is a party have been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms subject to any qualification regarding enforceability in the legal opinion provided pursuant to this Third Amendment;

(h)                                 it has not suffered an Insolvency Event and it is not now aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it; and

(i)                                     it enters into and performs this Third Amendment on its own account and not as trustee or a nominee of any other person.

Exhibit B: Royal Gold Representations.

(a)                                 it is a company validly existing and in good standing under the laws of State of Delaware;

(b)                                 all requisite corporate acts and proceedings have been done and taken by it, including obtaining all requisite board of directors’ approvals, with respect to entering into the Third Amendment Transaction Documents to which it is a party and performing its obligations hereunder and thereunder;

(c)                                  it has the requisite corporate power, capacity and authority to enter into the Third Amendment Transaction Documents to which it is party and to perform its obligations thereunder and thereunder;

(d)                                 the Third Amendment Transaction Documents to which it is party and the exercise of its rights and performance of its obligations thereunder do not and will not, (i) conflict with or result in a default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, (ii) conflict with its charter or bylaws, or (iii) conflict with or violate any Applicable Laws, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser or the performance of its obligations under the Third Amendment Transaction Documents to which it is party;

(e)                                  it is not currently in breach or default under any material agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, and no event has occurred that with the passage of time would constitute such a breach or default, and it has no knowledge of a material breach or default by any counterparty thereto or the inability of any counterparty to perform its obligations thereunder;

(f)                                   no Approvals are required to be obtained by it in connection with the execution and delivery or the performance by it of the Third Amendment Transaction Documents to which it is party or the transactions contemplated hereby or thereby;

(g)                                  the Third Amendment Transaction Documents to which it is party have been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms subject to any qualification regarding enforceability in the legal opinion provided pursuant to this Third Amendment;

(h)                                 it has not suffered an Insolvency Event and it is not now aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it; and

(i)                                     it enters into and performs this Third Amendment on its own account and not as trustee or a nominee of any other person.

Exhibit C: Vendor Representations

(a)                                 it is a company validly existing under the laws of its jurisdiction of incorporation and is up to date in respect of all filings required by law to maintain its existence;

(b)                                 all requisite corporate acts and proceedings have been done and taken by it, including obtaining all requisite board of directors’ approvals, with respect to entering into the Third Amendment Transaction Documents and performing its obligations hereunder and thereunder;

(c)                                  it has the requisite corporate power, capacity and authority to enter into the Third Amendment Transaction Documents and to perform its obligations thereunder;

(d)                                 the Third Amendment Transaction Documents and the exercise of its rights and performance of its obligations hereunder and thereunder do not and will not, (i) conflict with its constating or constitutive documents, or (ii) conflict with or violate any Applicable Laws, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)                                  no Approvals are required to be obtained by it in connection with the execution and delivery or the performance by it of the Third Amendment Transaction Documents or the transactions contemplated hereby and thereby;

(f)                                   each of the Third Amendment Transaction Documents has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms subject to any qualification regarding enforceability in the legal opinions provided pursuant to this Third Amendment;

(g)                                  it enters into and performs the Third Amendment Transaction Documents on its own account and not as trustee or a nominee of any other person.

Annex 1 — Deposit Record as of Third Amendment Effective Date

*[Redacted]*